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                                                                    EXHIBIT 5.2




                    [LETTERHEAD OF MILES & STOCKBRIDGE P.C.]


                                 April 1, 2004



Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215

Re:      Registration Statement on Form S-4 (Senior Notes)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Corrections Corporation of America, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance by the Company of up to $200,000,000 aggregate principal amount of its Senior Notes due 2011 (the "New Notes"), such New Notes to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 7.5% Senior Notes Due 2011 (the "Old Notes"), as contemplated by the Registration Rights Agreement, dated as of August 8, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors (as defined therein) and the Initial Purchasers (as defined therein). The Old Notes were issued, and the New Notes will be issued, under that certain Indenture, dated as of May 7, 2003, as amended and supplemented by that certain
(i) Supplemental Indenture, dated as of May 7, 2003, (ii) First Supplement to the Supplemental Indenture, dated as of August 8, 2003, and (iii) Second Supplement to the Supplemental Indenture, dated as of August 8, 2003 (collectively, the "Indenture"), each of which is among the Company, the Guarantors and U.S. Bank National Association as Trustee (the "Trustee").

For purposes of giving the opinion set forth in this letter, we have examined:
(a) the Registration Statement, (b) the Indenture, (c) the form of the New Notes, (d) a certificate of the State Department of Assessments and Taxation of the State of Maryland, dated March 25, 2004, to the effect that the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is duly authorized to exercise all the powers recited in its charter and to transaction business in the State of Maryland, and (e) such other documents, corporate records, laws and regulations as we have deemed necessary for the purpose of giving the opinions expressed in this letter.


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Corrections Corporation of America
April 1, 2004
Page 2


Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Maryland; and

2. The execution, delivery and performance of the Indenture and the New Notes have been duly authorized by all necessary corporate actions on the part of the Company. The Indenture has been duly executed and delivered by the Company.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland. We point out that the Indenture and the New Notes are, according to their terms, to be construed in accordance with and governed by the laws of the State of New York. We acknowledge that Bass, Berry & Sims PLC will rely on the opinions set forth herein in giving certain opinions of their own on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement and the prospectus which is included therein and to the filing of this opinion letter with the Registration Statement as an exhibit thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.


By: /s/ J.W. Thompson Webb
    -------------------------
    Principal